                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     January 15, 1999
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                            NBC Capital Corporation
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              (Exact Name of Registrant as Specified in Charter)



          Mississippi               0-12885              64-0694755
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(State or Other Jurisdiction      (Commission          (IRS Employer
       of Incorporation)           File Number)     Identification No.)


 NBC Plaza, Starkville, Mississippi                        39759
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(Address of Principal Executive Offices)                 (Zip Code)



Registrant's telephone number, including area code     (601) 343-1341
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                                Not applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to a Definitive Agreement and Plan of Reorganization and Merger dated as of July 24, 1998, as amended (hereinafter, the "Merger Agreement"), First National Corporation of West Point ("FNC") was merged with and into the Registrant, NBC Capital Corporation ("NBC"), effective immediately following the close of business on December 31, 1998 (the "Merger"). The Merger Agreement was approved by the shareholders of FNC at a special meeting held on December 8, 1998. On December 16, 1998, the Board of Governors of the Federal Reserve System approved the Merger under Sections 3(a)(5) and 4(c)(8) of the Bank Holding Act of 1956, as amended. The Merger has been accounted for on the pooling-of-interests basis.

     At September 30, 1998, NBC and FNC reported total consolidated assets of $654 million and $117 million, respectively.

     At December 31, 1998, FNC had three wholly-owned subsidiaries: First National Bank of West Point ("FNBWP"), a company providing retail and commercial banking services; National Bank of the South ("NBS"), a company providing retail and commercial banking services; and First National Finance Corporation ("FNFC"), a company engaging in lending activities, principally the origination of small consumer loans. At December 31, 1998, NBC had two banking subsidiaries: National Bank of Commerce of Mississippi ("NBCM") and National Bank of Commerce (Tuscaloosa, Alabama) ("NBCA"). Both of these subsidiaries provide retail and commercial banking services.

     Immediately after consummation of the Merger, NBS was merged into NBCA and FNBWP was merged into NBCM. Immediately following these mergers, NBCA was merged into NBCM, with NBCM being the surviving bank and conducting the banking operations previously conducted by the two national bank subsidiaries of NBC and the two national bank subsidiaries of FNC. Upon consummation of the Merger, FNFC became a wholly-owned subsidiary of NBC. It is anticipated that the operations of FNFC, which has become a subsidiary of NBC, will continue in substantially the same manner as conducted immediately prior to the Merger.

     NBC is not aware of any material relationships among FNC or its subsidiaries and NBC or any of NBC's officials, any director or officer of NBC or any associate of any such director or officer. Upon consummation of the Merger, two members of the Board of Directors of FNC were elected to the Board of Directors of NBC.

     Upon consummation of the Merger, FNC Shareholders received shares of NBC Common Stock for each share of FNC Common Stock formerly held by them. For each share of FNC Common Stock held, the FNC shareholder received a number of shares of NBC Common Stock with a market value of approximately $293.37, as determined by the average market price of the NBC Common Stock. The average market price of NBC Common Stock was the average closing sales price of a share of NBC Common Stock for the thirty (30) trading days preceding the fifth (5th) trading day prior to December 31, 1998.
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     The shares of NBC Common Stock issued pursuant to the Merger Agreement were registered by means of a registration statement on Form S-4 (Registration No. 333-65545) filed by NBC with the Securities and Exchange Commission on October
9, 1998, and as amended by Form S-4A filed with the Securities and Exchange Commission on November 4, 1998 (collectively, the "Registration Statement").
The Registration Statement was declared effective on November 5, 1998. The Registration Statement, which includes the form of prospectus/proxy statement used in connection with the special shareholders' meeting held on December 8, 1998, is incorporated herein by reference pursuant to Rule 12b-23 under the Securities Exchange Act of 1934.

Item 7.  Financial Statements

     The financial statements required to be filed with this Form 8-K will be filed no later than March 10, 1999.
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(c)  Exhibits. The exhibits filed herewith are listed on the Exhibit Index on the following page.



SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    NBC CAPITAL CORPORATION




                                        /s/ Richard T. Haston
                                       ------------------------------
                                   By: Richard T. Haston
                                       Treasurer and Assistant
                                       Secretary
January 13, 1999
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                                 EXHIBIT INDEX


2.1 Definitive Agreement and Plan of Reorganization and Merger by and between NBC Capital Corporation and First National Corporation of West Point dated as of July 24, 1998, filed herewith.

2.2 First Amendment to Definitive Agreement by and between NBC Capital Corporation and First National Corporation of West Point, dated September 21, 1998, filed herewith.

23.1   Consent of T. E. Lott & Company (to be filed by amendment).

23.2   Consent of T. E. Lott & Company (to be filed by amendment).

99.1 Definitive Proxy Statement of First National Corporation of West Point dated November 9, 1998 (without appendices), filed herewith.